UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2022 (January 10, 2022)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone Box 372, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 10, 2022, On Track Innovations Ltd. (the “Company”) filed a petition (the “Petition”) with the Israeli county court of Nazareth (the “Court”) in accordance with the Israeli Insolvency and Economic Rehabilitation Law-2018 (the “Insolvency Law”), seeking a court order to commence proceedings with respect to the Company. The Company has sustained losses, due to, among other things, the implications of the COVID-19 pandemic on its business. Recently its controlling shareholder and Bank Leumi, the Company’s main funding resources, advised the Company that they will not extend additional funding to the Company, either as investment in capital or debt. Accordingly, the Company lacked the funding resources to fund its business and is seeking court protection in accordance with the Insolvency Law.

In addition, the Petition provides that the Company seeks to obtain a court order to operate the Company for a period of thirty days under court protection in order to rehabilitate the Company (the “Court Protection Period”). If the Court would grant such an order, all collection proceedings and other claims by the Company’s creditors will be frozen during the Court Protection Period. In order to support the Petition, the Company provided the Court with a plan, evidencing that it is able to operate during the Court Protection Period without increasing the exposure of its existing creditors. The Company also provided to the court a high level rehabilitation plan (the “Rehabilitation Plan”), assuming that the Company will receive additional funds (as an investment, through purchase of the Company’s business, debt or otherwise) and detailing the resources for reduction in the Company’s expenses in 2022.

The Company also filed an urgent petition to appoint a temporary trustee to manage the Company’s business affairs until the Court would appoint a trustee.

A Court hearing was scheduled for January 13, 2022. The Company’s management has commenced discussions with potential investors and buyers.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements are being used, among other things, when the Company discusses its future cash needs, the possibility that the Court will approve the requests included in the Petition, appointment of a temporary trustee, the outcome of the Court hearing or other Court proceedings, the Company’s possibilities to raise funds or to be sold and the proceeds available for distribution among its creditors and shareholders, if any, the Company’s operations during the Court Protection Period, the potential of the Rehabilitation Plan to meet its targets, the Company’s ability to obtain cash resources it needs in order not to be dissolved, the potential of the Company not to be insolvent in the future, whether the Court will grant an order protecting the Company from its creditors and for what period of time and the outcome of negotiations with the Company’s creditors and other stakeholders. These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: January 12, 2022	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer